                                                                    Exhibit 10.1

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                MASTER AGREEMENT

         This Master Agreement together with the Attachments hereto (the "Agreement") entered into as of ______, 2001 ("Effective Date"), by and among StarBand Latin America (Holland) B.V., with its headquarters at ________________________ ("StarBand"), Gilat to Home Latin America (Holland) N.V., with its headquarters at _____________________ ("GTHLA Holland"), Gilat to Home Latin America, Inc., with its headquarters at ______________________ ("GTHLA"), and Gilat Satellite Networks Ltd., with its headquarters at Yegia Kapayim St. Daniv Park, Kiryat Arye, Petah Tikva 49130 Israel ("Gilat").

                  WHEREAS, StarBand is indirectly controlled by Gilat and was established for the purpose of (i) implementation, operation and marketing broadband Internet access services and voice services to consumers and small office and home office subscribers, (ii) providing a bundled product with direct-to-home television service using a single satellite dish and (iii) providing such new technologies and products related to the foregoing as Gilat Israel may in the future develop or make available to StarBand Communications Inc., which shall be offered to StarBand and/or StarBand's subsidiaries upon commercially reasonable terms via a two-way satellite-based network, together with the related assets, licenses, rights, management, employees experience and know-how (such business, related assets, licenses, rights, management, employees' experience and know-how, shall be referred to herein as the "Business") in South America , Central America, Mexico and non-U.S. territories or protectorates in the Caribbean (the "Territory"), directly and/or indirectly through its subsidiaries;

         WHEREAS, Gilat, directly and through its affiliates, including without limitation GTHLA and GTHLA Holland, wishes to appoint StarBand, directly and/or indirectly through its subsidiaries, as the exclusive provider of certain telecommunications related equipment and services to the Business in the Territory (with certain exceptions as stipulated below) and StarBand wishes to accept such appointment or to purchase certain telecommunications equipment and services from Gilat or Gilat's affiliates;

         WHEREAS, StarBand and Gilat wish to define certain commercial dealings with one another and reduce such definition to writing.

         NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, StarBand and Gilat, intending to be legally bound, agree as follows:

1.       Scope of Agreement.

         (a) Exclusivity/Non-Compete. Gilat agrees that StarBand, directly and/or indirectly through its subsidiaries, has exclusive rights to sell and offer the Gilat Products & Services (as defined hereinafter) in connection with the Business in the Territory and to develop and operate the Business in the Territory. Notwithstanding the


December 31, 2001 -- FINAL

                                  CONFIDENTIAL



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Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                  foregoing, the parties agree that (1) StarBand's rights in Chile are subject to Gilat's obligations to Comunicacion y Telefonia Rural S.A., Servicios Rural S.A., Servicios Rurales de Telecomuncaciones S.A., CTR Holdings Ltd. and Rural Telecomunications Chile S.A.; and (2) in Mexico, StarBand shall receive the non-exclusive right to operate the Business with respect to small office and home office subscribers, through a channel which is any large, well-established corporation that (x) will commit to sell at least 100 VSAT sites regardless of the number of VSAT's located at an individual home or office, and (y) will be centrally billed by StarBand, but that is not (A) an Internet Service Provider, or
                  (B) a provider of access to broadband Internet services or voice services at a residence through an arrangement whereby it would be reasonably likely that payment or other commercial benefit will be paid to it for such access. The rights granted herein shall in each case be subject to the terms of the non-compete provisions set forth in Attachment C hereto. Subject to the foregoing exceptions, Gilat agrees not to directly or indirectly appoint another entity to provide, or itself provide, the Gilat Products & Services, or operate the Business in the Territory.

                  Gilat undertakes to use its best commercial efforts to maintain price and technological competitiveness of the Gilat Products & Services and the other products and services to be provided by Gilat hereunder for use by the Business in the Territory.

                  So long as the Gilat Products & Services remain competitive with respect to their pricing and technological competitiveness and Gilat meets its delivery and support obligations, StarBand undertakes to purchase the Gilat Products & Services and any equipment and services performing similar functionality in the future, solely from Gilat.

         (b) Products and Services to be provided by Gilat. Gilat, directly or through GTHLA, GTHLA Holland or other of its affiliates (in this Agreement, unless expressly stated otherwise, any reference to Gilat shall mean Gilat or any of GTHLA, GTHLA Holland or Gilat's other affiliates, as directed by Gilat), will provide StarBand with telecommunications equipment ("Equipment") and licensed software ("Software") (together referred to as the "Gilat Products & Services") for use at StarBand designated consumer, SOHO, SME and public call offices locations (each such location herein defined as a "Site"). Gilat shall also provide to StarBand all new products and technological developments to the extent related to the Business as such products and technology are provided to StarBand Communications Inc. The parties will also, from time to time, upon mutual agreement, add technical specifications to Attachment A regarding the Gilat Products & Services. The parties agree that any support, bug fixes and updates to the Gilat Products & Services shall be provided to StarBand without any charge and at the same time as they are provided to other Gilat customers. The parties further agree that the price paid by StarBand for upgrades to the Gilat Products & Services shall be determined in the following manner: (i) if the upgrades relate to the Gilat Products and Services provided by Gilat to any other customer, then the


                                  CONFIDENTIAL

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                  Most Favored Nations provision of this Agreement shall apply, or (ii) otherwise, the upgrades shall be available at a fair price based upon good faith negotiations of the parties and competitive pricing.

         (c) IT provided by Gilat to StarBand. To facilitate StarBand's transition to its own systems and processes, Gilat will provide to StarBand to the extent indicated herein, certain Information Technology (IT), and such other services as agreed by the parties that may be reasonably required to operate the StarBand business (collectively the "Transition Services."). The terms and conditions, including prices, for those Transition Services are described in Attachment B to this Agreement. Any additional services required by StarBand and agreed upon by Gilat will be provided on commercially reasonable terms to be determined at a later date by mutual agreement of the parties.

         (d) Research and Development (R&D). Gilat will provide to StarBand, on an on-going basis, all applicable technology and software developments, enhancements and improvements made or obtained by Gilat, under the terms specified in Attachment B hereto.

         (e) Optional Services. At the option of StarBand, Gilat will provide StarBand with the following optional services, at prevailing and customary market prices and terms: (i) Installation, (ii) Operation and Maintenance, (iii) access to satellite transmission and reception facilities and services ("Space Segment"), and (iv) as detailed in paragraph 5 of Attachment A, any other service required by StarBand in order to provide the services contemplated by it, for which a license, permit or other authorization is required.

         (f) Minimum Quantities. StarBand undertakes to purchase from Gilat not less then [*] Units each calendar year (the "Minimum Quantities"). For the purpose of this Agreement the term "Unit" shall mean - the combination of one (1) outdoor unit and one (1) indoor unit and one (1) antenna.

2.       Gilat Products & Services - Order Priority.

         Gilat agrees to give priority to allocating sufficient manufacturing capacity to producing and timely delivering the Gilat Products & Services to be provided hereunder to StarBand in accordance with accepted delivery dates.

3.       Software License and Support/Intellectual Property.

         (a) "Software" means any computer program, including any modifications, updates, or additions, which may be included in or with Gilat-provided Equipment as object code, or in executable form in any medium, and related materials such as diagrams, manuals and other documentation which are for use with the Equipment provided to StarBand under this Agreement.

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treatment has been requested with respect to the omitted portions.

         (b) Subject to the provisions of Attachment C, Gilat hereby grants to StarBand (including a right to sublicense to its customers, distributors and resellers) and StarBand accepts a non-exclusive license to use or have used the Software residing in Gilat-provided Equipment, but only for the purpose of causing such Equipment to operate for the provision of two-way transmission services and not otherwise. StarBand shall not itself and will use its best commercial efforts to not permit any third party to gain access to the Software or transfer the Software to any third party, copy or permit to have copied the Software, reverse engineer, disassemble, de-compile, or transmit the Software in any form or by any means. Software is and shall remain the exclusive property of Gilat or Gilat's vendors. No license other than that specifically stated herein is granted to StarBand, and StarBand shall have no right under patent, trademark, copyright, trade secret or other intellectual property of Gilat or Gilat's vendors other than that granted herein.

         (c) The service fees detailed in Attachment A cover to the extent paid, the Software license and maintenance for the applicable Software for the term of the Agreement. During the term of the Agreement, Gilat will provide remedial software support services, including bug fixes and changes to Software made available by Gilat generally to correct errors or improve the efficiency and effectiveness of the then current Software, without adding new functions to the then current Software so that Gilat's software operates properly on the Gilat-provided Equipment in accordance with the specifications therefor.

         (d) Except as set forth in Section 15 all intellectual property rights subsisting in or related to the Equipment and Software and/or Transition Services, including but not limited to patents and other know-how and copyright, both registered and unregistered, owned and/or otherwise used by Gilat and all goodwill related thereto (collectively the "IP Rights") are and shall remain at all times the exclusive property of Gilat or, as the case may be, its affiliates and/or vendors and/or licensors. StarBand shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the Equipment, Software or Transition Services, other than such rights granted in this Agreement.

4.       Most Favored Nations.

         Gilat shall provide at all times, and from time to time, all Gilat Products & Services or other products and services contemplated hereby to operate the Business on rates and terms no less favorable than the best terms offered on the Gilat Products & Services offered hereunder to other customers wherever situated. For these purposes, the Most Favored Nation concept refers to prices no higher than those charged by Gilat (as the case may be) for comparable products and services sold in comparable quantities on comparable terms and conditions including, but not limited to, subsidy, support or other related payment, made to other customers in bona fide offers or sales. Gilat's


                                  CONFIDENTIAL

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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

         obligations hereunder shall apply to all commercial terms including without limitation warranties, costs of software upgrades, new products, terms and timing of shipping and delivery. If there is no similarly situated customer as described above, the parties shall provide such products on commercially reasonable terms in the context of the transactions contemplated hereunder negotiated in good faith on an arm's-length basis.

         Notwithstanding the previous paragraph, beginning [*], in no event shall the prices charged hereunder by Gilat for any Gilat Products & Services or other products and services contemplated to be provided by Gilat to StarBand hereunder, irrespective of any quantity or subsidy, support or other terms, exceed [*] of the price charged by Gilat to any other customer in the consumer market, where ever located.

         The parties agree that in case any other provisions of this Agreement conflicts with the terms of this section, the terms of this section shall control.

5.       Transition Services.

         (a) Attachment B describes the Transition Services to be provided under this Agreement, including, without limitation, name of service, pricing, and scope of service.

         (b) Except as otherwise provided in this Agreement or unless otherwise terminated pursuant to the terms detailed in Attachment B, Gilat shall provide or cause to be provided each of the Transition Services beginning on the Effective Date or the date indicated in Attachment B and continuing through to the expiration of the Transition Services Term, as such term is defined in Section 7(b) below, unless otherwise terminated pursuant to the terms detailed in Attachment B.

         (c) StarBand may request Gilat to provide additional or modified Transition Services that are not described in Attachment B. Gilat will use commercially reasonable efforts to accommodate any reasonable requests by StarBand to provide additional or modified Transition Services. In order to initiate a request for additional or modified Transition Services, StarBand shall submit a request in writing to Gilat specifying the nature of the additional or modified Transition Services and requesting a cost estimate and time frame for completion. Gilat shall respond within ten (10) days to such written request. Only if StarBand accepts Gilat's offer to provide the additional or modified Transition Services, will such additional or modified Transition Services be provided hereunder and according to the terms agreed to by the parties in writing.

6.       Transitional Cooperation.

         (a) StarBand and Gilat will cooperate to assure an orderly and efficient Transition. Each party shall make available, as reasonably requested by the other party, sufficient resources and timely decisions, approvals and acceptances, in order that

                                  CONFIDENTIAL

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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

                  each party may perform its obligations under this Agreement in a timely and efficient manner.

         (b) If the provision of a Transition Service in whole or in part requires the consent of a third party to the assignment of any license or other agreement, Gilat shall use best commercial efforts to obtain such consent. If Gilat is unable to obtain any such consent after using best commercial efforts, then the parties will agree upon a commercially reasonable alternative that next best approximates such Transition Service on a basis consistent with Attachment B.

         (c) If requested by StarBand in connection with the Transition, Gilat shall use best commercial efforts to assist StarBand in its efforts to enter into a license or other agreement with any third party with whom Gilat and any of their affiliates have a commercial relationship.

         (d) Each party shall appoint a person for the purpose of coordinating the Transition and the provision of the Transition Services.

7.       Term.

         (a) This Agreement shall become effective upon and the term shall commence at the Effective Date and shall terminate five (5) years thereafter (the "Term"), and shall automatically renew for additional five (5) year terms. Without limiting Gilat's obligations under the Most Favored Nations provisions of
                  Section 4, the pricing provisions related to the provision of Gilat Products & Services hereunder shall be renegotiated in good faith between the parties every two years, and such renegotiated pricing provisions shall be attached hereto and become a part hereof. If the parties fail to agree to new prices, then the current prices will, subject to the most favored nation provision hereof, remain in effect until the parties reach agreement on new pricing.

         (b) The Transition Services described in Attachment B shall be provided by Gilat, as long as requested by StarBand at terms provided for in this Agreement or as negotiated from time to time by the management of StarBand and Gilat.

8.       Charges and Payment.

         (a) Gilat shall ship Equipment to StarBand in material compliance with confirmed delivery dates in order to achieve a consistent supply of product over each calendar quarter. All payments made under this Agreement shall be in U.S. Dollars. The prices for the Gilat Products & Services provided hereunder are set forth in Attachment A. Except as otherwise provided herein, subject to Section 8(c) below, all payments for Equipment and services and all other items delivered or otherwise provided under the terms of this Agreement in any calendar quarter are due and payable no later than one (1) business day prior to the end of the quarter in which the Equipment, services, or other items were delivered, provided

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                  that StarBand receives necessary documentation (e.g., invoice, packing list, freight documents) at least thirty (30) days before the date on which payment is due. StarBand shall not be responsible for payment of non-conforming product (that is, product that does not meet the then applicable product performance specifications). For non-conforming product on which StarBand has already made payment, StarBand shall offset the price of that product against current accounts payable.

         (b) The terms of sale for all shipments from Gilat shall be EX-WORKS Israel.

         (c) StarBand shall pay for the Transition Services provided under Attachment B hereto within 30 days after receiving a reasonably detailed invoice from Gilat for such services from Gilat.

         (d) All charges for products or services and other items provided under this Agreement are exclusive of federal, state, and local sales, use, excise, utility, value-added and gross receipts taxes, universal service fees any other applicable tax withholding or similar deductions and assessments, and other similar tax-like charges and tax-related surcharges relating to charges or costs imposed by governmental or quasi-governmental entities or other unaffiliated third parties, all of which shall be borne and paid by StarBand. StarBand and Gilat, as appropriate, each agree to provide the others with a duly authorized tax exemption certificate, if applicable. Taxes based on each party's net income shall be the sole responsibility of such party. Gilat shall be responsible for any home-country income, franchise, privilege or occupational taxes imposed.

         (e) All Equipment delivered by Gilat pursuant to the terms hereof shall be new (and not refurbished) Equipment.

9.       Representations and Warranties.

         (a) Each party shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state, federal, and national laws that may be applicable to the performance of this Agreement.

         (b) The parties represent and warrant that they have and will have all rights, titles, licenses, permissions and approvals necessary to perform their obligations under this Agreement and to grant the other parties the rights granted hereunder.

         (c) Gilat represents and warrants that title in the Equipment and the medium on which the Software is stored that are supplied to StarBand hereunder, when conveyed to StarBand, shall be good and its transfer rightful, and the Equipment and Software shall be delivered free from any security interest or other lien or encumbrance, save for certain components of the Equipment or Software which are licensed to Gilat, in which event the license granted to StarBand shall fully

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                  comply with and not be in breach of the license agreement
                  relating to such component.

         (d) Gilat represents and warrants that the Equipment and Software and its use by StarBand does not and will not infringe, violate or in any manner contravene or breach any patent, trademark, copyright, license or other property or proprietary right or constitute the unauthorized use or misappropriation of a trade secret of any third party.

         (e) Gilat represents and warrants that all Software is year 2000 compatible and compliant (i.e., will correctly calculate, compare, sort, extract, sequence, store and otherwise process, in accordance with the Software's use and applicable specifications, date related information and associated date calculations for dates before, during and after the year 2000, and will display date information in ways that are unambiguous as to the determination of the century).

         (f)      Product Warranty

                  (i) During the Warranty Period, the Equipment and Software shall be in compliance in all material respects with the then applicable (i.e., time of order) technical performance specifications, and shall be free from defects in workmanship and materials. "Warranty Period" means: (A) for the hub and server Equipment and all Equipment and Software delivered therewith and installed in accordance with the provisions hereof, from the time of delivery to StarBand and for a period of twelve (12) months from the later of the purchase or the date of commissioning of such hub and server Equipment; (B) for such Equipment that is part of hub operations services, for the period during which StarBand purchases such optional hub operations services from Gilat; and (C) for all other Equipment and Software, from the time of installation and for a period of twelve (12) months thereafter. Notwithstanding the foregoing and without limiting any other obligations of Gilat hereunder, Gilat does not warrant that the Software will be error free or uninterrupted in its use or operation.

                           Thereafter, StarBand may purchase at its option an extended full warranty at an annual cost equal to [*] of the purchase price for all Equipment subject to such extended warranty. Under this product warranty, Gilat will be responsible for the cost of any replacement parts and associated labor, overhead and related expenses. After the above product warranty periods have elapsed, Gilat will sell replacement parts to StarBand for a period of seven (7) years from StarBand's last purchase of particular products at prices equal to the then current USB box price, multiplied by [*] for the ODU, [*] for the USB Indoor Unit, [*] for the LNBs, and [*] for the antenna/mount system. Gilat reserves the right to provide notice that a particular part will be discontinued and to establish a time limit for all future orders of such part.

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                  (ii)     A) Under this product warranty, Gilat shall, at its
                           sole option and expense, repair or replace any Equipment and/or Software found to be defective during the Warranty Period and returned to Gilat's premises at StarBand's expense. Return of the repaired or replaced Equipment or Software to StarBand's or its affiliates' original destination shall be at the expense of Gilat, unless Gilat determines that the Equipment and/or Software is not defective within the terms of the warranty, in which event StarBand shall pay Gilat all costs of handling, transportation and labor at Gilat's then prevailing rates.

                           B) Under this product warranty, for Software, if an error in the Software precludes the Equipment from being in material compliance with the then applicable specifications, Gilat will use its commercial best efforts to supply a workaround, program temporary fix or update. The price for extended maintenance on Software shall be the monthly per site charge as set forth in Attachment A.

                  (iii) Limitation on Warranties. This product warranty and StarBand's remedies hereunder are solely for the benefit of StarBand and shall not be extended to any other person. StarBand shall be solely responsible for the selection, use, efficiency and suitability of the Gilat Products & Services. This warranty shall not apply to any Equipment or Software to the extent that such Equipment or Software: (A) has had the serial number, model number or any other identification markings removed or rendered illegible; (B) has been damaged by improper operation, maintenance, misuse, accident, neglect, failure to continually provide a suitable operating environment (including necessary ventilation, electricity, protection from power surges, cooling and/or humidity), or from any other cause beyond Gilat's reasonable control, including force majeure, and without Gilat's fault or omission or negligence or the fault or negligence or omission of Gilat's employees, agents or other representative; (C) has been used in a manner not in accordance with the instructions supplied by Gilat at the time or prior to the delivery of the Equipment; (D) has been subject to the opening of any sealed components without Gilat's prior written approval; (E) has had changes made by StarBand or StarBand's agents to the physical, mechanical, electrical, software or interconnection components of the Equipment supplied by Gilat without written authorization of Gilat to do so; or (F) has been repaired or otherwise altered by anyone not under the control of, or not having the written authorization of Gilat to do such repair or alteration. With respect to software, Gilat's obligation to provide remedial services shall only apply if StarBand promptly implements each work around, program temporary fix,


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                           update or other Gilat provided software problem
                           solution on each affected item of Equipment.

         (g) Gilat represents and warrants that it shall perform all services performed hereunder including all Transition Services in a timely, thorough and professional manner.

         (h) The parties represent and warrant that all financial records regarding the transactions contemplated hereunder shall be maintained in accordance with generally accepted accounting principles consistently applied.

         (i) The parties represent and warrant that they shall at all times during the term of this Agreement and any renewals or extensions hereof maintain all necessary insurance policies usual and proper in the industry for the contemplated transactions hereunder.

         (j) THE WARRANTIES PROVIDED IN THIS SECTION AS TO EQUIPMENT AND SOFTWARE CONSTITUTE THE SOLE AND EXCLUSIVE LIABILITY OF GILAT FOR DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE AND CONSTITUTE STARBAND'S EXCLUSIVE REMEDY FOR DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE, EXCEPT FOR THE INDEMNIFICATION PROVISIONS HEREOF AS TO THIRD PARTY CLAIMS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OR STATUTORY INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND AS TO THE DEFECTIVE OR NONCONFORMING EQUIPMENT AND SOFTWARE, THESE WARRANTIES ARE IN LIEU OF ANY OBLIGATIONS OR LIABILITIES ON THE PART OF GILAT FOR DAMAGES, EXCEPT FOR CLAIMS UNDER THE INDEMNIFICATION PROVISIONS HEREOF AS TO THIRD PARTY CLAIMS.

10.      Confidential Information.

         As used in this Agreement, the term "Confidential Information" means any information of a party disclosed by one party to another (the "Receiving Party") pursuant to this Agreement which is in written or other tangible form (including on magnetic media) or by oral, visual or other means, which is because of legends or other markings, the circumstances of disclosure or the nature of the information itself deemed to be proprietary and confidential, including without limitation this Agreement itself. Each party recognizes the importance of the Confidential Information. Accordingly, each party agrees as follows:

         (a) The Receiving Party agrees (i) to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own


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                  confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care, (ii) not to disclose except as specifically permitted hereunder any of the Confidential Information or any information derived therefrom to any third person except to its affiliates, agents, contractors and financing parties under a confidentiality obligation to the Receiving Party, and
                  (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly authorized in this Agreement or as reasonably necessary for the purposes of running their respective businesses. Subject to restrictions on disseminating Confidential Information to third parties contained in this Agreement, any affiliate, employee, agent, contractor or financing party given access to any such Confidential Information must have a legitimate "need to know" and will be similarly bound to the Receiving Party in writing (including without limitation pursuant to a pre-existing agreement). The Receiving Party shall be responsible to the disclosing party with respect to any breach of the provisions of this section caused by any such third parties provided access to Confidential Information by the Receiving Party. Without granting any right or license, the parties agree that the foregoing will not apply with respect to information the Receiving Party can document (i) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party) enters the public domain, or (ii) was in its possession or known by it prior to receipt from the disclosing party, or (iii) was rightfully disclosed to it by another person without restriction, or (iv) was developed independently by it without use of the Confidential Information. The Parties recognize that service providers (employees, consultants and the like) may serve multiple parties hereto simultaneously and hereby agree that disclosure to or from such service providers shall not affect the obligations of confidentiality to the party whose information is disclosed.

         (b) Immediately upon termination of this Agreement, the Receiving Party will return or, at the disclosing party's direction, destroy or erase and certify the destruction or erasure of all Confidential Information and all documents containing any such Confidential Information and all copies and extracts of the portions of such Confidential Information (regardless of the media on which the Confidential Information is stored).

         (c) Either party may disclose the other's Confidential Information as required by law, regulation or applicable stock exchange rules; provided however, that such party will provide the other party as much notice as reasonably possible under the circumstances of such disclosure and the opportunity to contest such disclosure.

         (d) Each Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there may be no adequate remedy at law for breach of the obligations hereunder. Therefore upon any such breach or any threat of such breach, the disclosing party may be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and under this Agreement.

                                  CONFIDENTIAL

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         (e) Notwithstanding anything herein to the contrary, the provisions of this Section 10 shall survive for a period of five (5) years following the expiration or termination of this Agreement.

11.      Dispute Resolution.

         (a) Each party shall designate an individual as its project manager with the right and responsibility to represent such party with regard to the day to day management of such party's performance of the terms of this Agreement ("Project Manager").

         (b) Notwithstanding any other provisions of this Agreement to the contrary, the following procedure shall be adhered to in all disputes arising under or relating to this Agreement (other than disputes arising under section 13(a)), that the parties cannot resolve informally (the "Dispute").

                  (i) Any party may initiate this dispute resolution process by giving another party's Project Manager written notice of the Dispute. The Project Managers of the parties shall thereafter have a reasonable period of time to resolve the Dispute, but in no event longer than ten (10) days after delivery of the written notice described in this section 11(b)(i). All attempts at resolution shall be conducted in good faith and in no event shall the Project Managers waive attempts at such resolution.

                  (ii) In the event the Project Managers are unable to resolve a Dispute submitted to dispute resolution in accordance with subsection (i) above, either party may elect in writing, within five (5) days after expiration of the ten (10) day period described in
                           (i) above, to refer the Dispute to appropriate senior executive officers (Vice President or above) of the parties having responsibility over such matters ("Executive Officers"). The Executive Officers shall thereafter have a reasonable period of time to resolve the Dispute, but in no event longer than ten
                           (10) days following the written referral to them of the Dispute. All attempts at resolution shall be conducted in good faith and in no event shall the Executive Officers waive attempts at such resolution.

                  (iii) If the Project Managers are unable to resolve the Dispute as described above, but neither party refers the Dispute to the Executive Officers within the indicated deadline, the relevant Dispute shall be deemed withdrawn, but not waived. In order to reestablish the claim, the claiming party will be required to reinitiate the Dispute under section 11(b)(i).

                  (iv) If, at any time following the procedures of section 11(a)(i), and if relevant, Section 11(a)(ii), the Project Manager or the Executive Officer for one Party notifies one or more other parties in writing that a Dispute considered under this section constitutes a material breach of the terms and conditions of this Agreement, pursuant to section 13(b)(ii) hereof, the

                                  CONFIDENTIAL

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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

                           ninety (90) day cure period provided in section 13(b)(ii), or any applicable cure or notice period with respect to such breach, will be considered to commence as of the date of such notice.

                  (v) Any notices delivered in accordance with the procedures set out above shall not be deemed effective until delivered to and received by the receiving party in accordance with the notice provisions of Section 12 hereof.

12.      Notices.

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or telecopier (with confirming receipt):

         If to StarBand:

                  ______________

                  ______________

                  with a copy to:

                           Arnold & Porter
                           399 Park Avenue
                           New York, New York  10022
                           Attention:  Steven G. Tepper, Esq.

                  or to such other person or address as StarBand shall designate in writing.

         If to Gilat:

                           The Office of General Counsel
                           Gilat Satellite Networks Ltd.
                           Yegia Kapayim St. Daniv Park
                           Kiryat Arye, Petah Tikva
                           49130 Israel
                           Tel: 972-3-925-2171
                           Fax: 972-3-925-2945

                  with a copy to:

                           Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. 30 Kalisher Street
                           Tel Aviv 65257
                           Israel
                           Tel: 972-3-510-7575

                                  CONFIDENTIAL

                                       13
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

                           Fax: 972-3-510-7528
                           Attention:  Gene Kleinhendler, Esq.

                  or to such other person or address as Gilat shall designate in writing.

13.      Termination Rights.

         (a) If any party becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, any other party may, by giving thirty (30) days written notice thereof to the affected party, terminate this Agreement without liability or obligation, in whole or in part, as of a date specified in such notice of termination.

         (b) Any party may terminate this Agreement upon thirty (30) days prior written notice to any other in the event of one of the following:

                  (i) A party's failure to pay any amounts due hereunder that are not duly contested in good faith within thirty (30) days after receipt of the terminating party's written notice of default concerning the same; or

                  (ii) A party's failure to cure a material breach, within ninety (90) days after receipt of the terminating party's written notice of default concerning the same. Notwithstanding the foregoing, if a material breach is not able to be cured within such ninety
                           (90) days, the parties may agree to extend such timeframe; provided, however, that Gilat may not terminate this Agreement pursuant to this Section 13(b) so long as Gilat is directly or indirectly the holder of 51% or more of the shares of rStar Corporation or has the right or ability to elect or appoint a majority of the Board of Directors of rStar Corporation.

         (c) With respect to breaches or defaults giving rise to a right to terminate this Agreement, other than pursuant to section 13(a), the dispute resolution procedures of section 11(b) shall be applicable. Any such right of termination shall be suspended until the dispute resolution process in section 11(b) is completed or until the alleged breaching party has had an opportunity to seek judicial intervention prior to the end of any applicable cure period in a notice given under section 11(b)(iv).

         (d) The remedies provided under this section 13 are not exclusive of any other rights or remedies under law or equity to which either party may be entitled to with respect to any breach or failure by the other party.


                                  CONFIDENTIAL

                                       14
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

         (e) Transition Period. If this Agreement (including any extension terms) expires by its own terms under section 7(a), or if any party terminates this Agreement prior to the end of the applicable term hereof, except for termination pursuant to
                  Section 13(b)(i) hereto, the parties will reasonably cooperate with one another to facilitate an effective transition to commercially reasonable alternatives as follows:

                  (i) Gilat will fill outstanding purchase orders for a period of no less than eighteen (18) months from the date of termination at the expiration of the term or for termination for reasons other than failure to pay timely;

                  (ii) Gilat will support StarBand operations and subscribers with regular Software updates and telecommunications facilities and services pursuant to the Telecommunications Services Agreement (to the extent such agreement remains in effect at the time of termination) for three (3) years following termination subject to payment of any applicable fees therefor as set forth in this Agreement or in the Telecommunications Services Agreement;

                  (iii) Gilat's product warranty and warranty parts obligations set forth in section 9 shall survive any such expiration or termination.

14.      Limitation of Liability and Indemnification.

         (a) Except as further limited by section 9(f) hereto, the sole and exclusive remedy at law (other than with respect to claims involving misrepresentation or fraud) for any claim (whether such claim is based in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement shall be a claim for actual damages, which claims are independent of and in addition to any equitable rights or remedies. No party shall be liable in any case to any other party for indirect, consequential, punitive, special or other similar damages arising out of or relating to this Agreement.

         (b) Gilat shall, at its sole expense, defend, indemnify, and hold StarBand harmless from and against all costs, expenses and liabilities in connection with any claim, suit or action for infringement of any intellectual property rights, including patent, copyright, or trade secret rights which arise from any of the products or services provided by Gilat under this Agreement, including but not limited to the currently pending Hughes claim.

         (c) Should the Gilat Products & Services or any component thereof that may be provided by Gilat under this Agreement become, or in Gilat's opinion be likely to become, the subject of a claim of infringement of any intellectual property rights, Gilat may exercise any of the following options at their sole expense:
                  (i) procure for StarBand the right to continue using the Gilat Products & Services; (ii) replace the same with comparable alternatives; (iii) modify the same so as to be non-

                                  CONFIDENTIAL

                                       15
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.


                  infringing; and/or (iv) compensate StarBand for the full purchase price of the impacted Gilat Products & Services plus an additional amount StarBand is required to reimburse to any of its customers as a result therefor.

         (d) StarBand agrees that Gilat's liability for intellectual property infringement shall not apply to any claim, suit or action for infringement which may be brought against StarBand to the extent due to: (i) StarBand's modification of the Gilat Products & Services or any parts thereof or StarBand's modification of the Software or any software associated therewith; or (ii) use of the Gilat Products & Services or Transition Services with any device, software or services added by StarBand. StarBand further agrees that it will indemnify Gilat on the same terms as Gilat is obligated to indemnify StarBand pursuant to this section, should any claim of infringement be made against Gilat to the extent caused by StarBand's modifications or use as aforesaid. StarBand, however, shall not be liable for any such modifications that are made at the instruction of Gilat.

         (e) StarBand hereby indemnifies Gilat, and shall indemnify and save Gilat harmless from and against injuries, loss and/or damage to Gilat's employees and/or their tangible personal property and/or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of StarBand.

         (f) Gilat hereby indemnifies and shall indemnify and save StarBand harmless from and against injuries, loss, or and/or damage to StarBand's employees and/or its tangible personal property and/or to the person or tangible personal property of third parties to the extent caused by the willful or negligent acts or omissions of Gilat.

         (g) It is understood and agreed by StarBand that under this Agreement, Gilat is providing the Gilat Products & Services for purposes determined by StarBand. StarBand recognizes that Gilat does not control the manner in which StarBand uses the Gilat Products & Services, the access by others to the data or other content transmitted over the StarBand network or the content of the communications that StarBand transmits and receives over its network. StarBand therefore agrees to indemnify and hold Gilat and Gilat's officers, directors, and employees harmless from and against any and all claims for direct damages, expenses, and losses (including reasonable attorney's fees) to the extent arising out of or in connection with (a) the use to which StarBand elects to put the Gilat Products & Services; or (b) the content of the communications that StarBand or its customers place over the Gilat Products & Services.

         (h) A party which is seeking indemnification hereunder shall notify the indemnifying party in reasonable detail of the event(s) giving rise to such claim for indemnification within fifteen (15) business days after the indemnified party has actual knowledge of such event(s). The indemnifying party shall not have any liability to the indemnified party to the extent that it is materially prejudiced as a

                                  CONFIDENTIAL

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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

                  result of any delay in notification by the indemnified party nor shall the indemnifying party be responsible for any additional loss incurred by the indemnified party due to such delay by the indemnified party. The indemnifying party shall have the right to undertake the defense of any claim upon delivery of notice to the indemnified party with respect to such claim. Such defense shall be made with counsel reasonably acceptable to the indemnified party. If the indemnifying party fails to undertake the defense of the indemnified party within such time period, the indemnified party may retain its own counsel for such defense (which shall be reasonably acceptable to the indemnifying party), and the indemnified party's reasonable attorney's fees and expenses related to such claim shall be paid by the indemnifying party. No party shall, without the consent of the other party or parties, agree to any non-monetary settlement of the indemnified claim.

15. Within ninety (90) days after the Effective Date, Gilat agrees to commence providing the Escrow Agent the Escrow Materials as described in Attachment D and shall thereafter, during the term of this Agreement, continually provide to the Escrow Agent the Escrow Materials as are commercially reasonable. StarBand's right to access the Escrow Materials shall be as provided in the Escrow Agreement (All terms herein shall be defined in Attachment D).

         (a) Effective upon the release of the Escrow Materials to StarBand, Gilat grants to StarBand a fully paid-up and royalty free license under Gilat's intellectual property rights (including but not limited to, patents, inventions, discoveries, trade secrets, know-how, and copyrights, but not including trademarks and tradenames) to (a) make or have made the Equipment as described in Attachment D of the Agreement;
                  (b) to incorporate into such manufactured Equipment the licensed Software; and (c) to use, sell, lease, rent, maintain, or otherwise dispose of the Equipment containing the Licensed Software to the same extent as permitted under the Master Agreement. Except as provided in Section 3.4 of the Escrow Agreement, such license shall be irrevocable. Gilat agrees that it will not enter into any agreements or relationship with a third party which agreement or relationship would preclude the exercise by StarBand of the rights granted to it under this Section 15(a) and the Escrow Agreement. This license grant shall give StarBand the right to have a third-party complete and support the Escrow Materials for StarBand, provided that such license shall be limited to StarBands use to manufacture and support the Equipment as specified in this provision. StarBand shall not be permitted to license or sublicense others to use the Escrow Materials (except as is incident to the sale or lease of the initial Equipment by StarBand) or to manufacture or distribute the Equipment except directly for and on behalf of StarBand. Nothing herein shall be construed as a transfer of title to the Escrow Materials, or any portion thereof, or any rights in the intellectual property, trade secret, copyright or patent rights related thereto, except in so far as they may be licensed pursuant to the foregoing license.

16.      Governing Law; Jurisdiction.

                                  CONFIDENTIAL

                                       17
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

         This Agreement, including all matters relating to the validity, construction, performance and enforcement hereof, shall be governed by the laws of the State of New York, without giving reference to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal court in the Southern District of New York, or, to the extent federal jurisdiction is not available, any state court in New York, in respect of any action arising out of or based upon this Agreement and irrevocably waives any objections which it may now or hereafter have to the laying of venue of any such action in any such court.

17.      Assignment.

         This Agreement will be binding on and inure to the benefit of the parties and their permitted successors and assigns. Except as to distributor and resellers engaged by StarBand to carry out the Business none of the parties to this Agreement may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement, without the prior written consent of the other relevant parties. Notwithstanding the foregoing, no consent shall be required in the case of an assignment by a party to an affiliate or subsidiary of such party. Furthermore no consent shall be required in a transaction involving a merger of StarBand where StarBand shall not be the surviving entity or a sale of all or substantially all the assets of StarBand.

18.      Waiver of Compliance.

         Other than sections 11(b)(i) or 11(b)(ii), any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

19.      Export Restrictions.

         StarBand agrees that it shall not export, re-export, resell, ship or divert the Equipment or Software directly or indirectly to any country for which a U.S. or other export license is required without first receiving confirmation that the U.S. Department of Commerce and other relevant authorities have approved or licensed, if required, such export, re-export, resale, shipment or diversion.

20.      Force Majeure.

         Unless specified otherwise, any delay in or failure of performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes, riots, wars or other military


                                  CONFIDENTIAL

                                       18
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

         action, civil disorders, rebellion, vandalism, or sabotage. The party whose performance is affected by such events shall promptly notify the other parties giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended during but not longer than the continuance of the force majeure, and the time for performance of the affected obligation hereunder shall be extended by the time of the delay caused by the force majeure event.

21.      Verification.

         Each party shall have the right to request on fifteen (15) days notice that a third party certified public accountant acceptable to Gilat and StarBand, but paid for by the party making the request, conduct an audit of the relevant records of another party to verify compliance with this Agreement or any portion thereof. The subject matters of such an audit may include, but are not necessarily limited to, capacity, price, cost, and related issues, but only to the extent this Agreement provides (expressly or by reasonable implication) that such matters are subject to verification by another party hereto.

22.      Entire Agreement; Amendments.

         This Agreement and any specified provisions of documents incorporated by reference contains the entire agreement between the parties with respect to the transactions contemplated hereunder, and supersede all prior arrangements or understandings with respect thereto, written or oral. Once this Agreement has been executed, any amendments hereto must be made in writing and signed by all parties.

23.      Survival.

         The provisions of section 9(f) Product Warranty, section 10 Confidential Information, and section 11 Dispute Resolution and any other provision which by its terms survives the termination herein, shall survive the termination of this Agreement.

24.      Severability.

         In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed in accordance with applicable law as nearly as possible to reflect the original intentions of the parties and the remainder of the provisions shall remain in full force and effect.

25.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26.      Headings.


                                  CONFIDENTIAL

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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.

         The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                  CONFIDENTIAL

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
                         Master Agreement                          Exhibit 10.1

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Agreement.

StarBand LATIN AMERICA HOLLAND (B.V.)

By:
         --------------------------------------------------------------
Print Name:
                  -----------------------------------------------------
Title:
         --------------------------------------------------------------
Date:
         --------------------------------------------------------------


GILAT TO HOME LATIN AMERICA (HOLLAND) N.V.

By:
         --------------------------------------------------------------
Print Name:
                  -----------------------------------------------------
Title:
         --------------------------------------------------------------
Date:
         --------------------------------------------------------------


GILAT TO HOME LATIN AMERICA, INC.

By:
         --------------------------------------------------------------
Print Name:
                  -----------------------------------------------------
Title:
         --------------------------------------------------------------
Date:
         --------------------------------------------------------------


GILAT SATELLITE NETWORKS LTD.

By:
         --------------------------------------------------------------
Print Name:
                  -----------------------------------------------------
Title:
         --------------------------------------------------------------
Date:
         --------------------------------------------------------------



                                  CONFIDENTIAL

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
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separately with the U.S. Securities and Exchange Commission. Confidential
treatment has been requested with respect to the omitted portions.


                                  ATTACHMENT A

This Attachment A contains specific information regarding the Gilat Products & Services to be provided to StarBand by Gilat.

Pursuant to the terms of this Agreement, StarBand shall purchase from Gilat (i) the Skyblaster 360 satellite communications Equipment and Software described below for use by Consumers, SOHO, and SME subscribers, and (ii) the DialAway IP satellite communications Equipment and Software for use by consumers, SOHO, SME and public call offices for voice and Internet applications. Gilat will provide the indicated services for such Equipment and Software.

As regards pricing in this Attachment A, a "site" refers, as appropriate, to a single operating unit, e.g., antenna, IDU, ODU, etc.

SKYBLASTER PRODUCT 360

1.       SkyBlaster Equipment:

         For Equipment delivered from Q4 2001 and beyond:

         $[*] per site (KU-Band).

         $[*] per site (C-Band).

         Includes:

         -        0.75 Meter antenna (.96M - add $[*]; 1.2M - add $[*]; 1.8M -
                  add $[*]).

         -        Standard Antenna Mount*

         -        0.5-1.0 Watt Outdoor Unit with LNB (for C-Band 2 Watts)

         -        SkyBlaster USB Box IDU

         *"Standard" mounts means basic penetrating roof/wall mount; additional mount characteristics require additional payment.

         At the earlier of (i) [*] Skyblaster 360 units sold in 2002, or (ii) December 30, 2002, Gilat and StarBand agree to negotiate in good faith lower prices for future deliveries.

2. SkyBlaster Baseband Hub Equipment: $[*] subscribers in a single location (under the MSN assumptions*).

3.       Internet Farm (for 10,000 users under the MSN assumptions*):

         For server farm delivered in 2001:  $[*]
         For server farm delivered in 2002:  $[*]
         For server farm delivered in 2003 : $[*]


                                  CONFIDENTIAL

                                    ATT. A-1

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         Includes:

         -        QoS

         -        Outbound Security

         -        Flash

         -        Switch

* Prices in (2) and (3) above are based on the following MSN traffic assumptions: (i) at Peak Hours, [*] of all subscribers are on-line;
         (ii) at Peak Hours, on-line subscribers use the outbound channel [*] of the time on average; and (iii) at Peak Hours, on-line subscribers use the inbound channels [*] of the time on average.

4.       Product Software License and Maintenance:  $[*]/month/site.

         Includes:

         -        SkyBlaster Windows Driver

         -        IPSec

         -        IB QoS (does not support networking)

         -        Flash

         -        IPA

         -        All software updates (not including upgrades)

5.       Optional Recurring Services:

         Includes:

         -        Hub operations: $[*]/month/site

         -        Third level help desk: $[*]/month/site

         -        Internet connectivity: $[*]/month/site for a U.S.-based hub;
                  $[*]/month/site for a non-U.S. based hub

         StarBand shall have no obligation to purchase any of these recurring services. StarBand may cancel one or more of these recurring services, at its discretion, upon ninety (90) days' notice and at the expiration of such notice period, the obligation of Gilat to provide such services shall cease. Gilat will provide adequate levels of service during such ninety (90) day notice period.

6.       Multicast Services System (MSS): $[*]/MSS hub site plus
         $[*]/month/subscriber plus a revenue sharing of [*] on MSS value added revenues above $[*]/month/subscriber and [*] on revenues above $[*]/month/subscriber. The MSS shall include software licenses and servers.

 DIALAWAY IP PRODUCT

1.       DialAway IP Remote Equipment: $[*]/site for KU-BAND; $[*]/site for
         C-BAND.

                                  CONFIDENTIAL

                                    ATT. A-2

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         Includes:

         -        .75 Meter Antenna (.96M - add $[*]; 1.2M - add $[*]; 1.8M -
                  add $[*]).

         -        Standard Mount*

         -        1 Watt Outdoor Unit with LNB

         -        Indoor Unit, w/ Access to One (1) USB port

         -        Software license

         *"Standard" mounts means basic penetrating roof/wall mount; additional mount characteristics require additional payment.

2.       Hub Equipment:  $[*]/VSAT hub chain.

         Includes: 1 hub basic configuration

3.       Internet Farm:  $[*] per hub chain.

         Includes:

         -        HPA

         -        Switch

4.       Product Remote Software License and Maintenance:  $[*]/month/site.

         Includes:

         -        IPA Client

         -        SSA Firmware

5.       Optional Recurring Services:

         Includes:

         -        Hub operations: $[*]/month/site

         -        Third level help desk: $[*]/month/site

         -        Internet connectivity: $[*]/month/site for a U.S.-based hub;
                  $[*]/month/site for a non-U.S. based hub

         StarBand shall have no obligation to purchase any of these recurring services. StarBand may cancel one or more of these recurring services, at its discretion, upon ninety (90) days' notice and at the expiration of such notice period, the obligation of Gilat to provide such services shall cease. Gilat will provide adequate levels of service during such ninety (90) day notice period.

                                  CONFIDENTIAL

                                    ATT. A-3

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B

                       Description of Transition Services

1. In consideration for the Transition Services detailed below, performed by Gilat for StarBand, StarBand shall pay to Gilat the following fees (not including payments covering costs and expenses for employees loaned to StarBand by Gilat or any other payments that StarBand requests that Gilat process through its accounts payable, both of which StarBand will reimburse to Gilat):

         A. Information Technology (IT) StarBand shall reimburse the actual cost incurred by Gilat for IT services provided by Gilat to StarBand.

         B. Research and Development (R&D) For the right to receive on an ongoing basis the most advanced technology and software and any associated updates from Gilat at no additional cost, Starband will pay to Gilat, in addition to the prices agreed to in attachment A above, an amount of $[*] per VSAT, for up to 10,000 VSATs sold by StarBand per calendar quarter. The parties agree that there shall be no royalty payments by StarBand to Gilat.

         C. Real Estate. Star Band shall reimburse the actual costs incurred by Gilat for the pro rata share of office space rent paid on the premises of the facilities occupied by StarBand in SUNRISE, FLORIDA and such locations in the Territory as are necessary for the operation of the Business.

         D. Administrative Services. Gilat shall provide StarBand with such administrative services (including, without limitation, financial, legal, accounting, tax preparation, human resources and the like) as is reasonably required by StarBand for which StarBand will reimburse Gilat for Gilat's actual cost incurred by Gilat for providing such services.

         Except for (i) the R&D provisions mentioned above, which shall survive a period of two (2) years from the date of the signing of this Agreement and (ii) the Real Estate provision which shall be subject to the same termination notice provisions and other terms and conditions for early termination set forth in Gilat's leases for the respective properties, StarBand may, in its discretion and upon ninety (90) days' written notice, cancel one or more of the above Transition Services effective at the close of the first calendar quarter following the notice, at which time StarBand's obligation to pay Gilat the above quarterly fees will cease.


                                  CONFIDENTIAL

                                    ATT. B-1

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  ATTACHMENT C

                                Non-Compete Terms

During the term of this Agreement (including all renewals thereof), Gilat hereby agrees that it shall not, and shall not permit any of its affiliates (other than StarBand) to, (a) directly or indirectly, offer in South America (excluding Chile), Central America (excluding Mexico) and the Caribbean (the "Territory"), except to Large Businesses (as defined below), any products or services competitive with the Gilat Products & Services that are the subject of this Agreement, including, without limitation, selling, offering for sale or distributing free of charge, customer premises equipment ("CPE") or any other products, services, equipment or other items related to the provision by StarBand of such goods and services in the Territory, or (b) enter into or permit to exist any transaction with StarBand unless such transaction is negotiated and consummated on an arm's length basis and upon terms and conditions no less favorable than those which StarBand could reasonably expect to be offered by a third party in a substantially similar transaction; provided, however, that the limitations set forth in clause (a) of this paragraph shall not: (i) in any way grant to StarBand exclusive rights of any kind in Mexico; or
(ii) limit or prevent Gilat from conducting business in Chile with COMUNICACION Y TELEFONIA RURAL S.A., SERVICIOS RURALES DE TELECOMUNICACIONES S.A., CTR HOLDINGS LTD., and RURAL TELECOMMUNICATIONS CHILE S.A.

For the purpose herein, (a) "Existing VSAT Business" means the sale, marketing, service support of VSAT equipment and VSAT-based network services and the installation of such equipment; and (b) a "Large Business" means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, authority or other body that (i) has at least 100 VSAT sites and (ii) is centrally billed, but that is not (A) an Internet Service Provider or (B) a provider of access to the service (two-way broadband connectivity via satellite) at a residence or "small office, home office" through an arrangement whereby it would be reasonably likely that the provider of such access would be paid for such access, if it was not obtaining another commercial benefit therefrom.

In addition to the foregoing, Gilat further represents and warrants that it will sell Gilat Products & Services to other parties only pursuant to written terms and conditions that are expressly limited in such a manner that will not impair or conflict with StarBand's rights hereunder. Gilat further agrees to use reasonable efforts to stop and/or discourage activities of other parties that might attempt to sell Gilat Products & Services in the business segments described above that are exclusively StarBand's, and to cooperate with StarBand in this regard.

The preceding paragraphs shall apply to all two-way satellite products now in existence or that are developed during the term of this agreement (including all renewals thereof) by Gilat, or any of its affiliates, which shall be made available to StarBand on mutually agreeable terms and conditions.

During the term of this Agreement (including all renewals thereof), StarBand agrees that it shall not, in the Territory, offer to Large Businesses products and services substantially similar to the

                                  CONFIDENTIAL

                                    ATT. C-1

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

products and services that compete with the Existing VSAT Business, it being understood that nothing contained herein shall prevent StarBand from providing any services whatsoever to any Person that is not a Large Business or to provide services to a Large Business which at the time of provision of any equipment or services by StarBand was not a Large Business and became a Large Business.

Gilat and StarBand each acknowledge that the covenants set forth above pertaining to them contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of the Parties the goodwill of StarBand and Gilat and to protect the legitimate business interests of the Parties. If, however, the covenants set forth above are determined by any court of competent jurisdiction to be unenforceable by reason of their duration or the scope of the geographical area covered or in any other respect, they will be interpreted to extend only over the longest period of time for which they may be enforceable and/or over the largest geographical area as to which they may be enforceable and/or to the maximum extent in all other aspects as to which they may be enforceable, all as determined by such court in such action.

These Non-Compete Terms shall terminate upon the termination of the Agreement by either party thereto in accordance with the terms thereof.

                  [Remainder of Page Intentionally Left Blank]

                                  CONFIDENTIAL

Note: Information in this document marked with "[*]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  ATTACHMENT D

                                ESCROW AGREEMENT

Gilat and StarBand shall enter into an escrow agreement, as contemplated by
Section 15 of this Agreement, in form and substance mutually agreeable to them.

                  [Remainder of Page Intentionally Left Blank]

                                  CONFIDENTIAL

                                 EXHIBIT 4.1(h)

                                    C0NTENTS

                                                                    CONFIDENTIAL


                                MASTER AGREEMENT

                                 by and between

                      STARBAND LATIN AMERICA (HOLLAND) B.V.



                                       and

                   GILAT TO HOME LATIN AMERICA (HOLLAND) N.V.



                                       and

                        GILAT TO HOME LATIN AMERICA, INC.

                                       and

                          GILAT SATELLITE NETWORKS LTD.

                          Dated as of __________, 2001

                                  CONFIDENTIAL

                                   ATTACHMENTS

ATTACHMENT A.................................................Gilat Products & Services

ATTACHMENT B.................................................Description of Transition Services

ATTACHMENT C.................................................Non-Compete Terms

ATTACHMENT D.................................................Escrow Agreement


                                  CONFIDENTIAL